UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2015

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

(214) 665-9495

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 3, 2015, Abeona Therapeutics Inc. (the “Company”) issued a press release announcing that the Company had closed an upsized $15.5 million direct placement of registered common stock with institutional investors, including Soros Fund Management and Perceptive Life Science Fund, and two members of the Board of Directors. The financing is comprised of 2.83 million shares of common stock at a price of $5.50 per share.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

A copy of the “Form of” Purchase Agreement used in the financing is furnished as Exhibit 10.1 and is incorporated by reference

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby furnishes the following exhibits:

99.1	Press release dated August 3, 2015, entitled “Abeona Therapeutics Announces Closing of Upsized $15.5 Million Equity Financing with Institutional Investors and Management”
10.1	Form of Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
Stephen B. Thompson
Vice President Finance

Date: August 3, 2015

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated August 3, 2015, entitled “Abeona Therapeutics Announces Closing of Upsized $15.5 Million Equity Financing with Institutional Investors and Management”
10.1	Form of Purchase Agreement